CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated December 24, 1998 accompanying the financial statements of Van Kampen American Capital Insured Income Trust, Series 53 as of October 31, 1998, and for the period then ended, contained in this Post-Effective Amendment No. 3 to Form S-6.

We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".


                                                       Grant THORNTON LLP
Chicago, Illinois
February 22, 1999